EXHIBIT 10.6

                            INDEMNIFICATION AGREEMENT

                  INDEMNIFICATION AGREEMENT, dated as of December 29, 2000, between SYNERGY 2000, INC., a Delaware corporation (the "Company"), and the person listed on the signature page hereto ("Indemnitee").

                  A. Indemnitee is a director or officer of the Company and in such capacity is performing valuable services for the Company.

                  B. The Company and Indemnitee recognize the difficulty in obtaining directors' and officers' liability insurance, the significant cost of such insurance and the periodic reduction in the coverage of such insurance.

                  C. The Company and Indemnitee further recognize the substantial increase in litigation subjecting directors and officers to expensive litigation risks at the same time such liability insurance is being severely limited.

                  D. The Company has adopted and its stockholders have approved bylaws (the "Bylaws") providing for the indemnification of the Company's directors and officers to the full extent permitted by the General Corporation Law of the State of Delaware (the "Statute").

                  E. The Bylaws and the Statute specifically provide that they are not exclusive, and they thereby contemplate that contracts may be entered into between the Company and its directors and officers with respect to indemnification of such directors and officers.

                  F. To induce Indemnitee to serve or continue to serve the Company, the Company desires to confirm the contract indemnification rights provided in the Bylaws and agrees to provide Indemnitee with the benefits contemplated by this Agreement.

                  The Company and Indemnitee hereby agree as follows:

I.   INDEMNITY OF INDEMNITEE

                  SECTION 1.01. SCOPE. The Company agrees to hold harmless and indemnify Indemnitee to the full extent permitted by law, notwithstanding that the basis for such indemnification is not specifically enumerated in this Agreement, the Company's Articles of Incorporation, as amended, the Bylaws, any other statute or otherwise. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, such change, to the extent it would expand Indemnitee's rights hereunder, shall be included within Indemnitee's rights and the Company's obligations hereunder, and, to the extent it would narrow Indemnitee's rights or the Company's obligations hereunder, shall be excluded from this Agreement; PROVIDED, HOWEVER, that any change required by applicable laws, statutes or rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee's rights or the Company's obligations hereunder.

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                  SECTION 1.02. NONEXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, as amended, the Bylaws, any agreement, any vote of stockholders or disinterested directors, the Statute or otherwise, whether as to action in Indemnitee's official capacity or otherwise.

                  SECTION 1.03. INCLUDED COVERAGE. If Indemnitee was or is made a party, or is threatened to be made a party, to or is otherwise involved (including, without limitation, as a witness) in any Proceeding (as defined below), the Company shall hold harmless and indemnify Indemnitee from and against any and all losses, claims, damages, liabilities or expenses, including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties, witness fees, amounts paid in settlement and other expenses incurred in connection with such Proceeding, as well as any federal, state or local taxes imposed on such Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable in connection with such expenses (collectively, "Damages").

                  SECTION 1.04. DEFINITION OF PROCEEDING. For purposes of this Agreement, "Proceeding" shall mean any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) and whether formal or informal, in which Indemnitee is, was or becomes involved by reason of the fact that Indemnitee is or was a director, officer, employee, trustee or agent of the Company or that, being or having been such a director, officer, employee, trustee or agent, Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively, a "Related Company"), including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by Indemnitee in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent; provided, however, that, except with respect to an action to enforce the provisions of this Agreement, "Proceeding" shall not include any action, suit, claim or proceeding instituted by or at the direction of Indemnitee, unless such action, suit, claim or proceeding is or was authorized by the Company's Board of Directors.

                  SECTION 1.05. DETERMINATION OF ENTITLEMENT. in the event that a determination of Indemnitee's entitlement to indemnification is required pursuant to the Statute or a successor statute or pursuant to other applicable law, the appropriate decision maker shall make such determination; provided, however, that Indemnitee shall initially be presumed in all cases to be entitled to indemnification, that Indemnitee may establish a conclusive presumption of any fact necessary to such a determination by delivering to the Company a declaration made under penalty of perjury that such fact is true and that, unless the Company shall deliver to Indemnitee a written notice that Indemnitee is not entitled to indemnification within 20 days after the Company's receipt of Indemnitee's initial written request for indemnification, such determination shall conclusively be deemed to have been made in favor of the Company's provision of indemnification, and that the Company hereby agrees not to assert otherwise.

                  SECTION 1.06. CONTRIBUTION. If the indemnification provided under Section 1.01 is unavailable by reason of a court decision, based on grounds other than any of those set forth in paragraphs (b) through (d) of
Section 4.01 hereof, then, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Damages (including attorneys' fees) actually and reasonably incurred and paid or payable by Indemnitee in such

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proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other from the transaction from which such Proceeding arose and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Damages. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 1.06 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

                  In connection with the registration of the Company's securities, the relative benefits received by the Company and the Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1.06 were determined by pro rata or per capita allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company's securities, in no event shall Indemnitee be required to contribute any amount under this Section 1.06 in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement that is being sold by such Indemnitee or (ii) the proceeds received by such Indemnitee from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                  SECTION 1.07. SURVIVAL. The indemnification and contribution provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to serve the Company or a Related Company, and shall continue so long as Indemnitee shall be subject to any possible Proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Company or serving in any other capacity referred to in Section 1.04 of this Agreement. The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee or any director, officer, controlling person, employee or agent of Indemnitee.

III.     EXPENSE ADVANCES

                  SECTION 2.01. GENERALLY. The right to indemnification of Damages conferred by Article I shall include the right to have the Company pay Indemnitee's expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding's final disposition (such right, an "Expense Advance").

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                  SECTION 2.02. CONDITIONS TO EXPENSE ADVANCE. The Company's
obligation to provide an Expense Advance is subject to the following conditions:

                  (a) Undertaking. If the Proceeding arose in connection with Indemnitee's service as a director or officer of the Company (and not in any other capacity in which Indemnitee rendered service, including service to any Related Company), then Indemnitee or Indemnitee's representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee's financial ability to make repayment, by or on behalf of Indemnitee, to repay all Expense Advances if it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties that Indemnitee is not entitled to be indemnified by the Company.

                  (b) Cooperation. Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee's power.

III. PROCEDURES FOR ENFORCEMENT

                  SECTION 3.01. ENFORCEMENT. In the event that any claim for indemnity, whether an Expense Advance or otherwise, is made hereunder and is not paid in full within 60 days after written notice of such claim is delivered to the Company, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim (an "Enforcement Action").

                  SECTION 3.02. PRESUMPTIONS IN ENFORCEMENT ACTION. In any Enforcement Action, the following presumptions (and limitation on presumptions) shall apply:

                  (a) The Company expressly affirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereunder to induce Indemnitee to continue as a director or officer of the Company;

                  (b) Neither (i) the failure of the Company (including the Company's Board of Directors, independent or special legal counsel or the Company's stockholders) to have made a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances nor (ii) an actual determination by the Company, its Board of Directors, independent or special legal counsel or stockholders that Indemnitee is not entitled to indemnification shall be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification hereunder; and

                  (c) If Indemnitee is or was serving as a director or officer of a corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company or in an Indemnitee or management capacity in a partnership, joint venture, trust or other enterprise of which the Company or a wholly owned subsidiary of the Company is a general partner or has a majority ownership, then such corporation, partnership, joint venture, trust or other enterprise shall conclusively be deemed a Related Company and Indemnitee shall conclusively be deemed to be serving such Related Company at the Company's request.

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                  SECTION 3.03. ATTORNEYS' FEES AND EXPENSES FOR ENFORCEMENT
ACTION. In the event Indemnitee is required to bring an Enforcement Action, the Company shall pay all of Indemnitee's fees and expenses in bringing and pursuing the Enforcement Action (including attorneys' fees at any stage, including on appeal); provided, however, that the Company shall not be required to provide such payment for such attorneys' fees or expenses if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Enforcement Action was not made in good faith.

IV.  LIMITATIONS ON INDEMNITY, MUTUAL ACKNOWLEDGEMENT

                  SECTION 4.01. LIMITATIONS ON INDEMNITY. The Company shall provide no indemnity pursuant to this Agreement:

                  (a) On account of any suit in which a final, unappealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended;

                  (b) For Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company;

                  (c) With respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                  (d) On account of Indemnitee's conduct which is finally adjudged to have been intentional misconduct, a knowing violation of law, a violation of Section 174 of the Statute or a transaction from which Indemnitee derived an improper personal benefit; or

                  (e) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

                  SECTION 4.02. SEC UNDERTAKING. Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission (the "SEC") to submit in certain circumstances the question of indemnification to a court for a determination of the Company's right under public policy to indemnify Indemnitee.

V.   NOTIFICATION OF DEFENSE OF CLAIM

                  SECTION 5.01. NOTIFICATION. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not, however, relieve the Company from any liability which it may have to Indemnitee under this Agreement unless and only to the extent that such omission can be shown to have prejudiced the Company's ability to defend the Proceeding.

                  SECTION 5.02. DEFENSE OF CLAIM. With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

                  (a)  The Company may participate therein at its own expense;

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                  (b) The Company, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company (or any other person or persons included in the joint defense) and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the Company's expense. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have reasonably made the conclusion provided for in (ii) above;

                  (c) The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent;

                  (d) The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent; and

                  (e) Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement, provided that Indemnitee may withhold consent to any settlement that does not provide a complete release of Indemnitee.

VI.  SEVERABILITY

                  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or to fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable, as provided in this Article VI, and if this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify or make contribution to Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

VII. GOVERNING LAW; BINDING EFFECT; AMENDMENT AND TERMINATION

                  (a) This Agreement shall be interpreted and enforced in accordance with the laws of Delaware.

                  (b) This Agreement shall be binding on Indemnitee and on the Company and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of Indemnitee and Indemnitee's heirs, personal representatives and assigns and to the benefit of the Company and its successors and assigns. The Company shall not effect any sale of substantially all of its assets, merger, consolidation or other reorganization in which it is not the surviving entity, unless the surviving entity agrees in writing to assume all such obligations of the Company under this Agreement.

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                  (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

VIII.    NOTICES

         All notices, claims and other communications hereunder shall be in writing and made by hand delivery, registered or certified mail (postage prepaid, return receipt requested), facsimile or overnight air courier guaranteeing next-day delivery:

                  (a)  If to the Company, to:

                  Synergy 2000, Inc.
                  30 North Raymond Avenue, Suite 804
                  Pasadena, CA   91103
                  Attention: President

                  (b) If to Indemnitee, to the address specified on the last page of this Agreement or to such other address as either party may from time to time furnish to the other party by a notice given in accordance with the provisions of this Section 8. All such notices, claims and communications shall be deemed to have been duly given if (i) personally delivered, at the time delivered, (ii) mailed, five days after dispatched, (iii) sent by facsimile transmission, upon confirmation of receipt, and (iv) sent by any other means, upon receipt.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on and as of the day and year first above written.

                                       SYNERGY 2000, INC.,
                                       a Delaware corporation

                                       By: /s/ Eli Dabich, Jr.
                                       -----------------------
                                            Eli Dabich, Jr.
                                       Title: President

                                       INDEMNITEE:

                                       /s/ Jeanette T. Smith
                                       ---------------------
                                       Jeanette T. Smith

                                        Address:

                                       30 North Raymond Avenue, Suite 804
                                       Pasadena, CA   91103
                                       -----------------------------------------

                                       With a copy to:

                                       -----------------------------------------

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